For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR RELEASE ON MONDAY, SEPTEMBER 27, 2021 AT 5 P.M. EDT

CAVCO INDUSTRIES ANNOUNCES THE COMPLETION OF THE ACQUISITION OF MANUFACTURED AND MODULAR HOME BUILDER THE COMMODORE CORPORATION

PHOENIX, September 27, 2021 – Cavco Industries, Inc. (Nasdaq: CVCO) (“Cavco” or the “Company”) is pleased to confirm that, further to the announcement of July 26, 2021, the Company completed the acquisition of the business and certain assets and liabilities of The Commodore Corporation (“Commodore”) effective on September 24, 2021. Commodore is the largest independent builder of manufactured and modular housing in the United States, operating under a variety of brand names and with two wholly owned retail stores.

Bill Boor, Cavco President and Chief Executive Officer, said, “We are excited to welcome the Commodore employees to the Cavco family and look forward to building on the strong reputation and success that Commodore has developed over their long history.”

The purchase price totals $153 million, before certain adjustments at and following closing of the transaction. The acquisition is being funded with cash on hand.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle and Destiny. The Company is also a leading producer of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at www.cavco.com.

About Commodore
The Commodore Corporation and its different divisions have a history dating from 1952. They are the largest independent manufactured and modular homebuilder in the United States, operating under a variety of brand names including Commodore Homes of Pennsylvania, Commodore Homes of Indiana, Colony Homes, MidCountry Homes, Pennwest Homes and R-Anell Homes. Commodore has over 1,200 employees and operates across the Northeast, Midwest and Mid-Atlantic regions, with wholly owned retail stores in Indiana and New York. In addition to manufacturing, Commodore also participates in commercial lending operations with its dealers. Additional information about Commodore can be found at www.commodorehomes.com.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of raw materials; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; governmental and regulatory disruption, including prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government; curtailment of available financing from home-only lenders and increased lending regulations; availability of wholesale financing and limited floor plan lenders; market forces and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the subpoenas we received from the SEC and its ongoing investigation, including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and investigation and the events described in or covered by the SEC subpoenas and investigation, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; our ability to generate income in the future; liquidity and ability to raise capital may be limited; organizational document provisions delaying or making a change in control more difficult; and volatility of stock price; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended April 3, 2021 as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.